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                                                                     EXHIBIT 4.1

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                         REGISTRATION RIGHTS AGREEMENT


                           Dated as of April 23, 1999

                                  by and among

                         GLOBAL TELESYSTEMS GROUP, INC.

                                      and

                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED,

                          DONALDSON LUFKIN & JENRETTE
                            SECURITIES CORPORATION,

                           BEAR, STEARNS & CO. INC.,

                          BT ALEX. BROWN INCORPORATED

                                      and

                              LEHMAN BROTHERS INC.
                             as Initial Purchasers


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                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 23, 1999 by and among GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (the "Representative"), DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION, BEAR, STEARNS & CO. INC., BT ALEX. BROWN INCORPORATED and LEHMAN BROTHERS INC. (collectively with the Representative, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated as of April 19, 1999 by and among the Company and the Initial Purchasers (the "Purchase Agreement"), that provides for, among other things, the sale by the Company to the Initial Purchasers of 10,000,000 Depositary Shares (each a "Depositary Share" and collectively, the "Depositary Shares"). Each Depositary Share represents ownership of 1/100 of a share of 7-1/4% Cumulative Convertible Preferred Stock, $.0001 par value per share (liquidation preference $5,000 per share) (the "Convertible Preferred Stock"), deposited under the Deposit Agreement dated as of April 23, 1999, among the Company, The Bank of New York, as Depositary (the "Depositary"), and all holders from time to time of depositary receipts issued thereunder (the "Depositary Receipts"). The Depositary Shares will be convertible into shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") as set forth in the Offering Memorandum dated April 19, 1999, subject to adjustment in accordance with the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions (the "Certificate"). The Depositary Shares, the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock, or paid as dividends thereon, are collectively herein referred to as the "Securities" and each of them as held singularly is herein referred to as a "Security". In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees and the holders of the Securities from time to time (each of the foregoing a "Holder" and together the "Holders"), the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:


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                                     - 2 -

          1. Shelf Registration. So long as any Transfer Restricted Security (as defined in Section 5 hereof) exists, the Company shall take the following actions:

          (a) The Company shall, at its cost, prepare and, on or before 60 days after the date of this Agreement (the "Closing Date"), file with the Securities and Exchange Commission (the "Commission") and thereafter shall use its commercially reasonable best efforts to cause to be declared effective on or prior to 135 days after the Closing Date, a registration statement on the appropriate form (the "Shelf Registration Statement") covering the offer and sale of the Transfer Restricted Securities (as defined in Section 5(e) herein) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration").

          (b) The Company shall use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until such time as all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its commercially reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by paragraph 2(b)(v) below, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter promptly complies with the requirements of paragraph 2(h) below if the Company has determined in good faith that there are no material legal or commercial impediments in so doing.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (other than information required to be supplied by the selling


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                                     - 3 -

     Holders pursuant to this Agreement) (i) the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder,
     (ii) the Shelf Registration Statement and any amendment thereto not to contain, when it becomes effective, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such prospectus, not to contain, as of the date of such prospectus or amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Company shall, from time to time, cause a shelf registration statement to be filed to cover additional shares of Common Stock issued in payment of dividends, if any, as permitted in accordance with the terms of the Convertible Preferred Stock.

          2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof the following provisions shall apply so long as any Transfer Restricted Security exists:

          (a) The Company shall (i) furnish, without charge, to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and, in the event that the Initial Purchasers (with respect to any portion of an unsold allotment from the original offering) are participating in the Shelf Registration Statement, shall use its commercially reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchasers reasonably may propose, (ii) include in each such document the names of the Holders who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as selling security holders and (iii) file pursuant to Rule 424(b) under the Securities Act an amendment to the Shelf Registration Statement or amend the prospectus to cover new Holders of Securities upon written notice by such new Holders to the effect.

          (b) The Company shall give written notice to the Initial Purchasers and the Holders (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction, if applicable, to suspend the use of the prospectus until the requisite changes have been made):

               (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

          (c) The Company shall use its commercially reasonable best efforts to obtain the withdrawal as soon as practicable, of any order suspending the effectiveness of the Shelf Registration Statement.


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                                     - 5 -

          (d) The Company shall furnish to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration, if the Holder so requests in writing, without charge, one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (other than those, if any, incorporated by reference).

          (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the then current prospectus or any amendment thereto, together with any supplement thereto, by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Transfer Restricted Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then otherwise required to be so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (g) The Company shall cooperate with the Holders of the Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates represent-ing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request in writing at least two Business Days prior to the closing of any sale of Registrable Securities. For purposes of this Section 2(g), "Business Day" means any day, other than a Saturday or Sunday, on which banks in New York are open for business.

          (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall use its commercially reasonable best efforts to prepare and file as promptly as practicable a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers or the Holders, in accordance with paragraphs (ii) through (v) of Section 2(b) above, to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus.

          (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

          (j) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities by such

     Holder as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement and to provide comments on the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information.

          (k) The Company shall (i) make reasonably available for inspection by the Holders of the Transfer Restricted Securities and any attorney, accountant or other agent retained by the Holders of the Securities all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering (i) shall be coordinated by you and, on behalf of the other parties, by one counsel (the "Designated Counsel") designated by the Holders of a majority in principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement (provided that Holders of Depositary Shares representing shares of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of Convertible Preferred Stock which may be obtained upon surrender of all of Holders' Depositary Shares, provided further that Holders of Common Stock issued upon the conversion of the Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of Convertible Preferred Stock from which such Common Stock was converted) and (ii) shall not be available for any such Holder that is a competitor of the Company, and provided further that such Holders shall keep the information so received confidential.

          (l) The Company will use its commercially reasonable best efforts to cause the Common Stock relating to such Shelf Registration Statement to be listed on the Nasdaq National Market.

          (m) The Company shall use its commercially reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securit-ies covered by the Shelf Registration Statement contemplated hereby.

          3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 2 hereof, whether or not the Shelf Registration Statement is filed or becomes effective.

          4. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder, each broker-dealer (a "Participating Broker-Dealer") that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Securities, each underwriter who participates in an offering of Transfer Restricted Securities, their respective affiliates, and each person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), covering the Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Sections


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                                     - 9 -

     4(c) and 4(d) below) any such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen by the Representative, such Holder, such Participating Broker-Dealer or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto) or any prospectus (or any amendment or supplement thereto); provided, further that the Company will not be liable to such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter, as the case may be, with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter, as the case may be, failed to send or deliver a copy of the prospectus (in the form it was first provided to such parties for confirmation of sales) if: (i) the Company has previously furnished copies to such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter, as the case may be, in accordance with this Agreement, at or prior to the written confirmation of the sale of such Securities to such person and the loss, liability, claim, damage or expense of such Initial Purchaser, such Holder, such Participating Broker-Dealer or such underwriter, as the case may be, resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus that was corrected in the final pro-

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                                    - 10 -

spectus and (ii) such failure to give or send such final prospectus prior to the written confirmation of such sale to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Transfer Restricted Securities and the other selling Holders and each of their respective directors and each person, if any, who controls any of the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment or supplement thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling Holder with respect to such Holder expressly for use in the Shelf Registration Statement (or any supplement thereto), or any such prospectus (or any amendment thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and ap-proved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes a full and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and the offer and sale of any Securities and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a)(iii) above, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applica-ble in accordance with its terms, the Company, the Initial Purchasers and the Holders, as applicable, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Initial Purchasers and the Holders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company and the Initial Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Transfer Restricted Securities, the Participating Broker-Dealer or Initial Purchaser, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative fault of the Company on the one hand and the Holder of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holder of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders of the Transfer Restricted Securities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

          For purposes of this Section 4, each affiliate of any person, if any, who controls a Holder of Transfer Restricted Securities, an Initial Purchaser or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other person, and each director of the Company, each affiliate of the Company, each executive officer of the Company who signed the Shelf Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          (f) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          5. Additional Dividends Under Certain Circumstances. (a) Additional dividends (the "Additional Dividends") shall accrue with respect to the Convertible Preferred Stock (and the corresponding Depositary Shares) which are Transfer Restricted Securities upon the occurrence of any of the following events (each such event in clauses (i), (ii) and (iii) below being herein called a "Registration Default"):

          (i) if by 60 days after the Closing Date, the Shelf Registration Statement has not been filed with the Commission;

          (ii) if by 135 days after the Closing Date, the Shelf Registration Statement has not been declared effective by the Commission; or

          (iii) if after the Shelf Registration Statement is declared effective
     (A) the Shelf Registration Statement thereafter ceases to be effective; or
     (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted in paragraph (c) below) in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

          (b) Additional Dividends shall accrue with respect to the Convertible Preferred Stock (and the corresponding Depositary Shares) which are Transferred Restricted Securities from and including the date on which any such Registration Default shall occur until all such Registration Defaults have been cured according to the following:

          (i) with respect to the first 90-day period following the occurrence of such Registration Default, at a rate of $0.25 per year per Depositary Share ($25.00 per year per $5,000 in liquidation preference of the Convertible Preferred Stock); and

          (ii) with respect to any period beyond 90 days following the occurrence of such Registration Default, at a rate of an additional $0.25 per year per Depositary Share (an additional $25.00 per year per $5,000 in liquidation preference of the Convertible Preferred Stock).

          The amount of Additional Dividends for each share of Convertible Preferred Stock (and each corresponding Depositary Share) shall be determined by multiplying the applicable Additional Dividends, specified above, by a fraction, the numerator of which is the number of days such Additional Dividends rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (c) A Registration Default referred to in Section 5(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of one of the following, each of which is referred to herein as a "Permitted Interruption": (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) material business developments with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus to make such Shelf Registration Statement or related prospectus accurate and complete and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events if the Company has determined in good faith that there are no material legal or commercial impediments in so doing; provided, however, that a Per-mitted Interruption shall expire and will not prevent a Registration Default from occurring or continuing to the extent it exceeds 60 days for a single period. Multiple Permitted Interruptions shall not exceed 90 days in the aggregate in any calendar year or 180 days in the aggregate during any two-year period. Additional Dividends shall accrue in accordance with the foregoing sentence from the date that such Permitted Interruption expires until such Registration Default is cured.

          (d) Any amounts of Additional Dividends due pursuant to this Section 5 will be payable in cash, Common Stock or a combination of cash and Common Stock and on such terms and conditions as provided in the Certificate with respect to the Convertible Preferred Stock; provided, however, that the Company shall pay Additional Dividends in cash if the Common Stock paid as Additional Dividends would not, at the time such payment for Additional Dividends is made, be freely transferable under the Securities Act. Notwithstanding anything to the contrary contained in this Section 5, the Company will not be required to pay Additional Dividends with respect to more than one Registration Default during any single period.

          (e) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had never been held by, an affiliate of the Company.

          6. Miscellaneous.

          (a) Rule 144 and Rule 144A. So long as any Transfer Restricted Security exists, the Company shall use its commercially reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rules 144 and 144A. The Company covenants that, if in the event the Company is no longer subject to Sections 13 or 15(d) of the Exchange Act, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securi-ties without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request.

          Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

          (b) No Inconsistent Agreements. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement in any way conflict with and are not, and will not during the term of this Agreement be inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any other agreements entered into by the Company.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of a majority of the Transfer Restricted Securities (provided that Holders of Depositary Shares representing shares of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of Convertible Preferred Stock which may be obtained upon surrender of all of Holders' Depositary Shares, provided further that Holders of Common Stock issued upon conversion of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of Convertible Preferred Stock from which such Common Stock was converted) affected by such amendment, modification, supplement, waiver or consents.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary. Each of the Initial Purchasers and each Holder shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York City time.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Securities Held by the Company or Any of Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities
Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                   GLOBAL TELESYSTEMS GROUP, INC.


                                   By:    /s/ Grier C. Raclin
                                      ---------------------------
                                       Name:  Grier C. Raclin
                                       Title: Vice President - External Affairs,
                                              General Counsel and Corporate
                                              Secretary

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DONALDSON LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.

By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:   /s/ Richard Warley
   --------------------------------------
   Name:  Richard Warley
   Title: Vice President